EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 30, 2015 relating to the consolidated financial statements of WPP plc and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of WPP plc for the year ended December 31, 2014.

/s/ Deloitte LLP

Deloitte LLP

London, United Kingdom

December 21, 2015